Filed Pursuant to Rule
                                                    424(b)(3) in connection with
                                             Registration Statement No. 33-63431

PROSPECTUS SUPPLEMENT
(To Prospectus Dated November 1, 1995)


                                4,885,142 SHARES

                               ACXIOM CORPORATION

                                  Common Stock
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         As described in the Prospectus  attached  hereto,  the shares of Common
Stock being offered hereby (the "Shares") are being sold by the Selling Shareholders. The Selling Shareholders have advised the Company that in addition to selling the Shares for their own account, the Shares may also be offered by their pledgees, donees, trustees or other successors in interest.

                                  ------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ------------


The date of this Prospectus Supplement is May 30, 1997.